UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 17, 2024

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

5655 Riggins Court, Suite 15, Reno, NV 89502

(Address of principal executive offices) (zip code)

(888) 909-5548

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 18, 2024, Nevada Canyon Gold Corp. (“the Company”) announced that John Schaff and Smith Miller have been appointed to the Company’s Board of Directors, effective January 18, 2024. The Board determined that Mr. Schaff and Mr. Miller are independent directors within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange (the “NYSE Listed Company Manual”). The Board also determined that Mr. Miller is financially literate within the meaning of the NYSE Listed Company Manual and qualifies as an audit committee financial expert as defined by the SEC. There are no arrangements or understandings between Mr. Schaff or Mr. Miller and any other person in connection with their appointments as directors of the Company. Neither Mr. Schaff nor Mr. Miller is related to any officer or director of the Company, and there are not transactions or relationships between Mr. Schaff or Mr. Miller and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Schaff’s and Mr. Miller’s appointment as non-employee directors.

Mr. Schaff, age 60, has worked for over 30 years in the exploration industry for both junior and senior mining companies. John has actively participated in numerous discoveries including Kennecott’s Gemfield, Midway, Castle Au deposits in Nevada, the Whistler Cu-Au deposit in Alaska, Rio Tinto’s Eagle Cu-Ni deposit in Michigan, the Tamarack Cu-Ni deposit in Minnesota, the Diavik Diamond Mine in the Northwest Territories, Canada; and Noranda’s Lynne VMS deposit in Wisconsin. Mr. Schaff’s experience also includes serving as Exploration Manager with Coeur Mining, where he was an integral part in the discovery of the C-Horst deposit located in the highly active Bare Mountain Mining District near Beatty, Nevada. In 1987, Mr. Schaff received his Bachelor of Science (Geology) from Bemidji State University, Bemidji, Minnesota.

Mr. Miller, age 63, is the CEO and founding member of Strategic Tax Solutions (“STS”) with offices in Boise, Idaho and Loomis, California. He has more than 20 years of experience working with various size companies providing research & development (“R&D”) tax credit services. STS has successfully completed R&D tax credits for hundreds of projects, across multiple industries including but not limited to architecture, engineering, manufacturing, design build contractors, aerospace/DOD, and software. Prior to starting STS, Mr. Miller spent numerous years with two regional accounting firms building some of the industry’s best tax credit and incentive programs. During his career, Mr. Miller has developed a reputation for his expertise and strategic approach as a leader in federal and state research and development tax credits and incentives. In 1987, Mr. Miller received his Bachelor of Science (B.S.) from California State University, Sacramento, CA and his B.S. General Business from Regents College, Albany N.Y.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 17, 2024 the Company’s Board of Directors, as allowed by the Company’s Bylaws, amended Section 2.2 of the Company’s Bylaws to change the date of the Company’s Annual Shareholder Meeting to May 1st of each year or such other day as the Board of Directors determines. This amendment allows the Company to have completed its audit prior to the Annual Meeting and gives the Board of Directors more discretion in choosing a day for the Annual Meeting.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 18, 2024, the Company issued a news release announcing the appointment of the directors as described in Item 5.02.

A copy of the news release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	News Release dated January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Alan Day
Alan Day
President and Chief Executive Officer

Date: January 18, 2024